Exhibit 10.10

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of September 20, 2012 (the “Effective Date”) by and between Castle Biosciences, Inc., a Delaware corporation (the “Company”), and Derek Maetzold (“Executive”) (collectively referred to as the “Parties” or individually referred to as a “Party”). This Agreement amends and restates that certain Executive Employment Agreement dated June 1, 2008 (the “Prior Agreement”), by and between the Company and Executive.

RECITALS

WHEREAS, the Company desires to continue to employ Derek Maetzold as its President and Chief Executive Officer (CEO) and to enter into an amended and restated agreement embodying the terns of such employment; and

WHEREAS, Executive desires to accept such continued employment and enter into such an amended and restated agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the Parties agree as follows:

1.     Duties and Scope of Employment.

(a) Positions and Duties. As of the Effective Date, Executive will continue to serve as President and CEO of the Company. Executive will report directly to the Company’s Board of Directors. Executive will render such business and professional services in the performance of his duties as are customarily associated with Executive’s position within the Company and Executive agrees to perform such other duties and functions as shall from time to time be reasonably assigned or delegated to Executive by the Company’s Board of Directors. The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.”

(b) Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Company’s Board of Directors (the “Board”).

2.    At-Will Employment. Subject to Sections 7, 8, and 9 below, the Company agrees to employ Executive, and Executive agrees to serve the Company, on an “at-will” basis, which means that either the Company or Executive may terminate Executive’s employment with the Company at any time and for any or no reason.

3.     Compensation.

(a) Base Salary. Beginning on the Effective Date and continuing during the Employment Term, the Company will pay Executive as compensation for his services a base salary (the “Base Salary”) of $300,000 per annum. The Base Salary shall be established and may be changed only by action of the Board. The Base Salary will be paid in regular installments in accordance with the Company’s normal payroll practices (subject to required withholding). Any increase or decrease in Base Salary (together with the then existing Base Salary) shall serve as the “Base Salary” for future employment under this Agreement. The first and last payment will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.

(b) Stock Options. (i) Executive shall be entitled to receive periodic stock options as determined by the Board consistent with the terms of the Castle Biosciences, Inc. 2008 Stock Plan (the “Stock Plan”) and a stock option agreement or agreements (“Stock Options”). Such agreement or agreements shall provide that (i) the Stock Options shall be exercisable at a price per share equal to the fair market value of a share of the Company’s Common Stock on the date such Stock Options were granted. (ii) 1/4th of the Stock Options shall vest on the one year anniversary of the effective date of such grant and 1/48th of the Stock Options shall vest each month following such one year anniversary, (iii) in the case of the termination of Executive’s employment, the Stock Options shall accelerate as set forth below and the Stock Options shall remain exercisable by Executive for ninety (90) days following the date of termination.

(c) Management Bonus. Executive will be entitled to be eligible for a Management Bolus Target of up to 100% of Base Salary, with the determination of whether and to what extent Executive has earned such bonus to be determined at the sole discretion of the Board, provided such bonus is dependent upon overall Company performance and Executive performance (“Management Bonus”).

4.     Employee Benefits. During the Employment Term, Executive will be entitled to participate in the standard employee benefit plans maintained by the Company of general applicability to other senior executives of the Company as such may be in effect from time to time. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

5.     Vacation. Executive will be entitled to paid vacation of twenty (20) days per year in accordance with the Company’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by Executive and the Company.

6.    Business Expenses. During the Employment Term, the Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

7.     Termination on Death or Disability.

(a) Executive’s employment will terminate automatically upon Executive’s death or, upon fourteen (14) days prior written notice from the Company, in the event of Disability.

(b) Upon any termination for death or Disability, Executive shall be entitled to: (i) Executive’s Base Salary through the effective date of termination; (ii) payment of unused earned vacation; (iii) the right to continue health care benefits under COBRA, at Executive’s cost, to the extent required and available by law; (iv) reimbursement of expenses for which Executive is entitled to be reimbursed pursuant to Section 6 above, but for which Executive has not yet been reimbursed; and (v) immediate vesting of Executive’s unvested Stock Options outstanding as of the date of termination; and (vi) no other severance or benefits of any kind, unless required by law or pursuant to any other written Company plans or policies, as then in effect.

8.     Involuntary Termination for Cause; Resignation without Good Reason.

(a) Effectiveness. Notwithstanding any other provision of this Agreement, the Co any may terminate Executive’s employment at any time for Cause, and Executive may at any time voluntarily resign without Good Reason. Termination for Cause shall be effective on the date the Company gives notice to Executive of such termination in accordance with this Agreement unless otherwise agreed by the Parties. Resignation by Executive without Good Reason shall be effective on the date Executive gives notice to the Company of such resignation in accordance with this Agreement unless otherwise agreed by the Parties.

(b) Effect of Termination for Cause. In the case of the Company’s termination of Executive’s employment for Cause, Executive shall be entitled to receive: (i) Base Salary through the effective date of the termination; (ii) payment of unused earned vacation; (iii) reimbursement of all expenses for which Executive is entitled to be reimbursed pursuant to Section 6 above, but for which he has not yet been reimbursed; (iv) the right to continue health care benefits under COBRA, at Executive’s cost, to the extent required and available by law; and (v) no other severance or benefits of any kind, unless required by law or pursuant to any other written Company plans or policies, as then in effect.

(c) Effect of Termination for Resignation without Good Reason. In the case of the Executive’s resignation from his employment without Good Reason, Executive shall be entitled to receive: (i) Base Salary through the effective date of the termination; (ii) payment of unused earned vacation; (iii) continuing severance pay at a rate equal to one-hundred percent (100%) of Executive’s Base Salary, as then in effect (less applicable withholding), for a period of twelve (12) months from the late of such termination, to be paid in regular installments in accordance with the Company’s normal payroll practices (subject to required withholding); (iv) reimbursement of all expenses for which Executive is entitled to be reimbursed pursuant to Section 6 above, but for which he has not yet been reimbursed; (v) the right to continue health care benefits under COBRA, at Executive’s cost, to the extent required and available by law; and (vi) no other severance or benefits of any kind, unless required by law or pursuant to any other written Company plans or policies, as then in effect.

(d) Conditions Precedent. Any severance payments contemplated by Section 8(c) above are conditional on: (i) Executive continuing to comply with the terms of this Agreement and the EPIA (as defined herein); and (ii) Executive and Company delivering, and not revoking, a separation agreement including a general mutual release of claims relating to Executive’s employment in the form of Exhibit B hereto (with blanks completed in accordance with, and otherwise revised as necessary to conform to, the provisions of this Agreement) (as so completed and/or revised, the “Separation Agreement”). Unless otherwise required by law, no severance payments under Section 8(c) will be paid and/or provided until after the expiration of any relevant revocation period.

Within five (5) days after Executive’s termination pursuant to Section 8(c), the Company will deliver the Separation Agreement, executed by the Company, to Executive. Notwithstanding the foregoing, this Section 8(d) shall not limit Executive’s ability to obtain expense reimbursements under Section 6 or any other compensation or benefits otherwise required by law or in accordance with written Company plans or policies, as then in effect. The Company will commence payment of any salary continuation or bonus payments that are conditioned on Executive’s execution of a separation agreement on the sixtieth (60th) day following Executive’s termination, provided that prior to such date the Separation Agreement described herein is effective at such time. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Executive’s termination and the first payment date but for the application of this provision, and the balance of the installments will be payable in accordance with their original schedule.
9.     Involuntary Termination Without Cause; Resignation for Good Reason.

(a) Effect of Termination. The Company shall be entitled to terminate Executive without Cause and Executive shall be entitled to resign for Good Reason, in each case at any time, subject to the following:

(i)      If, at any time prior to the occurrence of a Change of Control (discussed in Section 9(a)(ii) below), Executive is terminated by the Company involuntarily without Cause (excluding any termination due to death or Disability) or if Executive resigns with Good Reason, then, subject to the timing and limitations of Sections 9(b) and 26 below, Executive shall be entitled to receive: (A) Executive’s Base Salary through the date of termination; (B) payment of unused earned vacation; (C) continuing severance pay at a rate equal to one-hundred percent (100%) of Executive’s Base Salary, as then in effect, for a period of eighteen (18) months from the date of such termination, to be paid in equal regular installments over twelve (12) months in accordance with the Company’s normal payroll practices (subject to required withholding) and Section 9(b) below, (D) eighteen (18) months’ acceleration on the vesting of Executive’s unvested Stock Options outstanding as of the date of termination; (E) reimbursement of all expenses for which Executive is entitled to be reimbursed pursuant to Section 6 above, but for which he has not yet been reimbursed; (F) the right to continue health care benefits under COBRA, to the extent required and available by law, at Company’s cost for eighteen (18) months; (G) Management Bonus equal to the Executive’s most recent Management Bonus or Management Bonus Target, whichever is greater, for the period through the effective date of termination and for the eighteen (18) month severance pay period, to be paid in equal regular installments over twelve (12) months in accordance with the Company’s normal payroll practices (subject to required withholding) and Section 9(b) below, and (H) no other severance or benefits of any kind, unless required by law or pursuant to any written Company plans or policies, as then in effect.

(ii)     If, at any time following the occurrence of a Change of Control, Executive is terminated by the Company involuntarily without Cause (excluding any termination due to death or Disability) or if Executive resigns with Good Reason, then, subject to the timing and limitations of Sections 9(b) and 26 below, Executive shall be entitled to receive: (A) Executive’s Base Salary through the date of termination; (B) payment of unused earned vacation; (C) continuing severance pay at a rate equal to one-hundred percent (100%) of Executive’s Base Salary, as then in effect (less applicable withholding), for a period of thirty six (36) months from the date of such termination, to be paid in a lump sum after the date of termination in accordance with Section 9(b) below;

(D) immediate vesting of Executive’s unvested Stock Options outstanding as of the date of termination; (E) the right to continue health care benefits under COBRA, at Company’s cost, to the extent available by law; (F) reimbursement of all expenses for which Executive is entitled to be reimbursed pursuant to Section 6 above, but for which he has not yet been reimbursed; (G) Management Bonus equal to the Executive’s most recent Management Bonus or Management Bonus Target, whichever is greater, for the period through the effective date of termination and for the thirty-six (36) month severance pay period payable in a lump sum after the date of termination in accordance with Section 9(b) below; (H) reimbursement for all of Executive’s attorney and tax advisor expenses related to analysis, compliance or enforcement of this agreement; and (I) no other severance or benefits of any kind, unless required by law or pursuant to any written Company plans or policies, as then in effect.

(b) Conditions Precedent. Any severance payments contemplated by Section 9(a) above are conditional on: (i) Executive continuing to comply with the terms of this Agreement and the EPIA (as defined herein); (ii) Executive and Company delivering, and not revoking, a separation agreement including a general mutual release of claims relating to Executive’s employment in the form of Exhibit B hereto (with blanks completed in accordance with, and otherwise revised as necessary to conform to, the provisions of this Agreement) (as so completed and/or revised, the “Separation Agreement”); and (iii) in the event of a resignation for Good Reason, providing the Company with written notice of the acts or omissions constituting the grounds for Good Reason within ninety (90) days of the initial existence of the grounds for Good Reason and a reasonable opportunity for the Company to cure the conditions giving rise to such Good Reason, which shall not be less than thirty (30) days or greater than sixty (60) days following the date of notice from Executive (the “Cure Period”). If the Company cures the conditions giving rise to such Good Reason within the Cure Period, Executive will not be entitled to severance payments contemplated by Section 9(a) above if Executive thereafter resigns from the Company based on such grounds. If the Company fails to cure the conditions giving rise to such Good Reason within the Cure Period, Executive must actually resign within thirty (30) days following the end of the Cure Period based on the Good Reason grounds previously identified. Unless otherwise required by law, no severance payments under Section 9(a) will be paid and/or provided until after the expiration of any relevant revocation period. Within live (5) days after Executive’s termination pursuant to Section 9(a), the Company will deliver the Separation Agreement, executed by the Company, to Executive. Notwithstanding the foregoing, this Section 9(b) shall not limit Executive’s ability to obtain expense reimbursements under Section 6 or any other compensation or benefits otherwise required by law or in accordance with written Company plans or policies, as then in effect. The Company will commence payment of any salary continuation or bonus payments that are conditioned on Executive’s execution of a separation agreement on the sixtieth (60th) day following Executive’s termination, provided that prior to such date the Separation Agreement described herein is effective at such time. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Executive’s termination and the first payment date but for the application of this provision, and the balance of the installments will be payable in accordance with their original schedule.

10.   Definitions.

(a) Cause. For purposes of this Agreement, “Cause” shall mean: (i) the Executive’s continued failure to substantially perform the material duties and obligations under this Agreement

 (for reasons other than death or Disability), which failure is not cured within sixty (60) days after receipt of written notice from the Company of such failure; (ii) Executive’s failure or refusal to comply with reasonable written policies, standards and regulations established by the Company from time Ito time which failure is not cured within sixty (60) days after receipt of written notice of such failure from the Company; (iii) any material act of fraud, embezzlement, or other unlawful act committed by the Executive that is at the expense of or harms the Company; (iv) the Executive’s knowing violation of a federal or state law or regulation applicable to the Company’s business, which violation was or is reasonably likely to be materially injurious to the Company; (v) the Executive’s material breach of the terms of this Agreement or the EPIA; or (vi) Executive’s conviction of, the entering of a guilty plea or plea of nolo contendere or no contest (or the equivalent) with respect to either a felony or a crime (other than felonies or crimes relating to motor vehicles) that materially adversely affects the Company.

(b) Change of Control. For purposes of this Agreement, “Change of Control” shall mean: (1) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary) (each a “Merger Transaction”), unless the Company’s stockholders of record as constituted immediately prior to such Merger Transaction will, immediately after such Merger Transaction, hold at least a majority of the voting power of the surviving or acquiring entity in the same relative proportions, (ii) a sale of all or substantially all of the assets of the Company or the exclusive license of all or substantially all of the Company’s intellectual property by means of any transaction or series of related transactions, or (iii) a liquidation, dissolution or winding up of the Company.

(c) Good Reason. For purposes of this Agreement, “Good Reason” shall mean, without Executive’s written consent: (i) there is a material reduction of the level of Executive’s compensation (excluding any bonuses) (except where there is a general reduction applicable to the members of the Company’s management team, defined as the Chief Executive Officer and all employees reporting directly to the Chief Executive Officer), (ii) there is a material reduction in Executive’s overall responsibilities or authority, or scope of duties, it being understood that a reduction in Executive’s responsibilities or authority following a Change of Control shall not constitute Good Reason unless there also occurs a demotion in Executive’s title or position; (iii) there is a breach of a material term of this Agreement by the Company; or (iv) without the Executive’s prior written consent, a material change in the geographic location at which Executive must perform his services; provided, that in no instance will the relocation of Executive to a facility or a location of fifty (50) miles or less from Executive’s then current office location be deemed material for purposes of this Agreement.

(d) Disability. For purposes of this Agreement, “Disability” means that Executive, at the time notice is given, has been unable to substantially perform Executive’s duties under this Agreement for not less than one-hundred and twenty (120) work days within a twelve (12) consecutive month period as a result of Executive’s incapacity due to a physical or mental condition and, if reasonable accommodation is required by law, after any reasonable accommodation.

11.   Non-Solicitation of Employees. During the period from the effective date of termination and continuing for one (1) year after such date, Executive shall not directly or indirectly, on Executive’s own behalf or for any other person or entity solicit for employment any person who was employed by the Company or any of its affiliates on the date of termination and continues to be employed by Company, provided that Executive shall be able to engage in non-targeted advertisements and recruiting activities. Executive is not barred from hiring said employees provided that such employees initiated employment discussions by responding to non-targeted recruiting activities or self-initiated communication.

12.   Assignment. This Agreement will be binding upon and inure to the benefit of: (a) the heirs, executors and legal representatives of Executive upon Executive’s death, and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.

13.   Notices. All notices, requests, demands and other communications called for under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, or sent by facsimile directed to the Party to be notified at the address or facsimile number indicated for such Party on the signature page to this Agreement, or at such other address or facsimile number as such Party may designate by ten (10) days’ advance written notice to the other Parties hereto. All such notices and other communications shall be deemed given upon personal delivery, three (3) days after the date of mailing, or upon confirmation of facsimile transfer.

14.  Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

15.   Company Matters.

(a) Proprietary Information and Inventions. Executive acknowledges and agrees that he has signed, is bound by, and will continue to abide by the terms of the Employee Proprietary Information Agreement, which he executed on July 1, 2008 (“EPIA”), including the provisions governing the non-disclosure of confidential information and restrictive covenants contained therein. A copy of the EPIA is attached hereto as Exhibit A.

(b) Ventures. If, during his employment, Executive is engaged in or associated with planning or implementing of any project, program or venture involving the Company and any third parties, all rights in such project, program or venture shall belong to the Company (or third party, to the extent provided in any agreement between the Company and the third party). Except as approved by the Board in writing, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith other than the salary or other compensation to be paid to Executive as provided in this Agreement.

(c) Resignation on Termination. On termination of his employment, regardless of the reason for such termination, Executive shall immediately (and with contemporaneous effect) resign any offices or other positions that he may hold in the Company or any affiliate, unless otherwise agreed in writing by the Parties.

(d) Notification of New Employer. In the event that Executive leaves the employ of the Company, Executive grants consent to notification by the Company to Executive’s new employer about his rights and obligations under this Agreement and the EPIA.

16.    Arbitration.

(a) General. In consideration of Executive’s service to the Company, its promise to arbitrate all employment related disputes and Executive’s receipt of the compensation and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, stockholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive’s service to the Company under this Agreement or otherwise or the termination of Executive’s service with the Company, including any breach of this Agreement, shall be subject to binding arbitration before the Judicial Arbitration & Mediation Services (“JAMS”) pursuant to its Employment Arbitration Rules & Procedures (“JAMS Rules”) and pursuant to Texas law, which shall be held in Harris County, Texas. To the extent the JAMS Rules conflict with Texas law, Texas law shall take precedence. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include, to the extent permissible by law, any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Texas Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

(b) Procedure. Any arbitration will be administered by JAMS and a neutral arbitrator will be selected in a manner consistent with the JAMS Rules. The arbitration proceedings will allow for discovery according to the JAMS Rules. The arbitrator shall have the power to decide any motions brought by any Party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. The arbitrator shall issue a written decision including findings of fact and conclusions of law on the merits of its award. The arbitrator shall have the power to award any remedies, excepting attorneys’ fees and costs, available under applicable law. To the extent permitted by law, the Company shall pay the administrative fees associated with the arbitration, except for the first $300.00 in administrative fees for any arbitration that is initiated by Executive, and each of the Parties shall separately pay its counsel fees and expenses. The arbitrator shall administer and conduct any arbitration in a manner consistent with the JAMS Rules.

(c) Remedy. Arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as otherwise provided herein, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law, which the Company has not adopted.

(d) Availability of Equitable Relief. Any Party may also petition the court for injunctive or other equitable relief where either Party alleges or claims a violation of this Agreement or the EPIA. In the event that either Party seeks such relief, no bond shall be required and the prevailing Party shall be entitled to recover reasonable costs and attorneys’ fees. Any such relief will be filed in any state or federal court serving Travis County, Texas.

(e) EXECUTIVE ACKNOWLEDGES AND UNDERSTANDS THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

17.   Integration. This Agreement, together with the EPIA, the Stock Plan and the agreement or agreements evidencing Stock Options, represent the entire agreement and understanding between the Parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including, but not limited to, the Prior Agreement. No waiver, alteration or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the Parties hereto.

18.   Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

19.   Waiver. No Party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and acknowledged by the Party to be charged with such waiver. The failure of any Party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach.

20.   Governing Law. This Agreement will be governed by the laws of the State of Texas, with out regard for conflict of law provisions.

21.  Conflict Waiver. Each of the Parties to this Agreement understands that Streusand, Landon & Ozburn, LIP, is serving as counsel to the Company in connection with the transactions contemplated hereby, and that discussion of such transactions with Executive could be construed to create a conflict of interest. By executing this Agreement, the Parties hereto acknowledge the potential conflict of interest and waive the right to claim any conflict of interest at a later date. Furthermore, by executing this Agreement, the Parties acknowledge that if a conflict of interest exists and any litigation arises between Executive and the Company, Streusand, Landon & Ozburn, LLP would represent the Company. Executive represents and warrants that he has had the opportunity to seek independent counsel in his review of this and all related agreements and that he is not relying on Streusand, Landon & Ozburn, LLP for any legal, tax or other advice relating to such agreements.

22.  Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his legal counsel, has ha l sufficient time to, and has carefully read,’ and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

23.  Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

24.  Effect of Headings. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof

25.  Construction of Agreement. This Agreement has been negotiated by the respective Parties, and the language shall not be construed for or against either Party.

26.   Section 409A.

(a) Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the final regulations and any guidance promulgated thereunder (“Section 409A”) at the time of Executive’s termination (other than due to death), and the severance payable to Executive, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) that are payable within the first six (6) months following Executive’s termination of employment, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s termination of employment. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following his termination but prior to the six (6) month anniversary of his termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable wider this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations, a termination of employment shall be determined consistent with the rules relating to a “separation from service” as defined in Section 409, and a Change of Control shall be determined consistent with a “change in control event” under Section 409A.

(b) Any amount paid under the Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Compensation Separation Benefits for purposes of Section 26(a) above.

(c) Any amount paid under the Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit shall not constitute Deferred Compensation Separation Benefits for purposes of Section 26(a) above. For purposes of this Section 26, ”Section 409A Limit” will mean the lesser of two (2) times: (A) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Company’s taxable year preceding the Company’s taxable year of Executive’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

(d) The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

[Remainder of page is intentionally blank; Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and ear first above written.

“COMPANY”

CASTLE BIOSCIENCES, INC.

By:	/s/ Derek Maetzold
Name: Derek Maetzold
Title: Director and Officer

Address:
2014 San Miguel Drive
Friendswood, Texas 77546

“EXECUTIVE”

/s/ Derek Maetzold
Derek Maetzold

Address:
2014 San Miguel Drive
Friendswood, Texas 77546

Fax Number:

CASTLE BIOSCIENCES, INC.
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
SIGNATURE PAGE

EXHIBIT A

EMPLOYEE PROPRIETARY INFORMATION AGREEMENT

EXHIBIT B

SEPARATION AGREEMENT

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is entered into by and between Castle Biosciences, Inc., a Delaware corporation (the “Company”) and Derek Maetzold (“Executive”), as of the date signed by Executive below. This Agreement sets forth the mutual agreement of the Company and Executive regarding Executive’s separation from employment.

Executive and the Company are parties to that Amended and Restated Executive Employment Agreement dated as of September __, 2012 (the “Employment Agreement”).

In consideration of the mutual covenants and promises below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1.          Last Day of Employment. Executive’s employment with the Company terminated on ____________ (the “Separation Date”). Executive has been or will be paid all wages earned through the Separation Date. Executive has been or will be paid all unused vacation earned through the Separation Date. Executive has been or will be reimbursed in the amount of all expenses for which Executive is entitled to be reimbursed under the Employment Agreement.

2.          Stock and Options. Executive acknowledges that as of the Separation Date, Executive was vested in ____________ options and no more (“Vested Options”). The exercise of Executive’s Vested Options shall continue to be governed by the terms and conditions of the Stock Option Agreement(s) dated ____________ and ____________ between the Company and Executive (each an “Option Agreement”), including that Executive shall be allowed to exercise the Vested Options for a period of three months after the Separation Date. Executive acknowledges that the Shares (as such term is defined in the Restricted Stock Purchase Agreement dated as of October 29, 2007 by and between the Company and Executive (the “RSPA”)) will continue to be governed by the terms and conditions of the RSPA.

3.          Separation Payment. The Company shall pay Executive a severance payment in the total gross amount of $_________, less applicable withholdings and deductions (“Separation Payment”). The Separation Payment will be paid in accordance with the Company’s standard payroll practices and the terms of Section ____ of the Employment Agreement, on the ____________ regularly-scheduled paydays following the expiration of ten (10) days after Executive signs and returns this Agreement

4.       Bonus Payment. The Company shall pay Executive a bonus payment in the total gross amount of $_________, less applicable withholdings and deductions (“Bonus Payment”). The Bonus Payment will be paid in accordance with the Company’s standard payroll practices and the terms of Section ____ of the Employment Agreement, on the regularly-scheduled paydays following the expiration of ten (10) days after Executive signs and returns this Agreement.

5.          Benefits. Executive’s health insurance benefits shall cease on ____________, ____, subject to Executive’s right to continue Executive’s health insurance under COBRA (as defined herein). The Company shall pay the cost of Executive’s COBRA premiums for a period of ____________ months following the Separation Date, if and as set forth in the Employment Agreement. Executive’s participation in all other benefits and incidents of employment, including but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and sick leave, cease as of the Separation Date.

6.         Release by Executive. Executive, on Executive’s own behalf and Executive’s heirs, successors and assigns, forever releases the Company, and its affiliates, parents, subsidiaries, shareholders, owners, officers, directors, board members, trustees, agents, attorneys, representatives, employees, successors and assigns, from and against any and all claims, damages, causes of action, and liabilities whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, that Executive may have or claim to have up to the Separation Date. This release includes, but is not limited to: claims for breach of contract; promissory estoppel; fraud; misrepresentation; wages or benefits owed; right to purchase, or actual purchase of, shares of stock of the Company, including, without limitation, any claims for breach of fiduciary duty, breach of any duty under applicable corporate law, and securities fraud under any state or federal law; covenants of good faith and fair dealing; claims for torts, including defamation, intentional or negligent infliction of emotional distress, tortious interference with contract, tortious interference with prospective business relations, negligence and any other wrongful conduct; claims for harassment and discrimination; claims for wrongful discharge or retaliation; claims under the Americans With Disabilities Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Acts of 1868 and 1873, the Pregnancy Discrimination Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Executive Retirement Income Security Act, the Fair Labor Standards Act, the Consolidated Omnibus Budget Reconciliation Act; the Texas Labor Code; the Texas Payday Act; all Texas anti-discrimination, wage and hour, and other statutes and regulations related to or governing the employment relationship; and any similar federal, state or local laws; and any and all claims arising from or in any way connected with Executive’s employment, association or other contacts with the Company and the termination of Executive’s employment. This release also includes, but is not limited to, all claims based upon any violation of any state, local or municipal employment laws, regulations, executive orders or other requirements. It is Executive’s express intent to enter into this full and final compromise of any and all claims against the Company whatsoever up to the date Executive signs this Agreement. Notwithstanding the foregoing, this Release is not intended to waive or release any claims under the Age Discrimination in Employment Act that arise after the date Executive signs this Agreement, any rights Executive may have to continue his health insurance benefits under certain provisions of the Comprehensive Omnibus Budget Reconciliation Act of 1986 (“COBRA”), any claim for benefits for work-related injury or illness under any applicable workers’ compensation law, or any other claim or cause of action that cannot be waived under applicable law.

7.          Release by Company. The Company forever releases the Executive, and Executive’s heirs, successors and assigns, from and against any and all claims, damages, causes of action, and liabilities whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, that the Company may have or claim to have up to the Separation Date. This release includes, but is not limited to: claims for breach of contract; promissory estoppel; fraud; misrepresentation; covenants of good faith and fair dealing; claims for torts, including defamation, intentional or negligent infliction of emotional distress, negligence and any other wrongful conduct. It is the Company’s express intent to enter into this full and final compromise of any and all claims against the Executive whatsoever up to the Separation Date. Notwithstanding the foregoing, this Release is not intended to waive or release any claims against Executive for breach of the EPIA of which the Company is currently unaware, and this Release is not intended to waive and release any claims against Executive in the event Executive breaches or otherwise fails to comply with his continuing obligations under the EPIA as set forth in Paragraph 11 below.

8.        No Admission of Liability. This Agreement does not constitute and shall not be construed as, an admission by the Company of any breach of contract or other violation of any right of Executive, or any harm to Executive of any kind whatsoever, or of any violation of any Federal, State, or Local statute, law, or regulation. To the contrary, the Company denies any wrongdoing and denies any liability whatsoever to Executive.

9.        Confidential Agreement. Executive agrees to keep the terms of this Agreement confidential, unless compelled by law to disclose the terms. Executive may disclose the terms of this Agreement only to Executive’s financial advisor, attorney, spouse, and if compelled by law, duly authorized governmental agencies, but if Executive does so, Executive will instruct each such person that this Agreement and its terms must be kept strictly confidential. If compelled by law or otherwise to disclose the terms of this Agreement to a third party, Executive will immediately notify a representative of the Company of such request or order seeking disclosure.

10.      Non-Disparagement. Executive agrees not to make critical or disparaging remarks about the Company or its parents, subsidiaries, affiliates, officers, directors, board members, agents, employees, representatives, predecessors, successors, and assigns, including but not limited to critical or disparaging comments concerning the quality of the Company’s facilities and services or the Company’s business or employment practices. In tarn, the Company agrees that it will not make critical or disparaging remarks about Executive and, in response to any request for employment references for Executive directed to the Company’s Human Resources Department, will only provide the inclusive dates of employment and Executive’s position with the Company.

11.        Confidentiality of the Company’s Proprietary Information. Executive’s obligations relating to confidential information that Executive received or had access to during the course of employment shall be defined and managed under Section 2 of Executive’s Proprietary Information Agreement dated July 1, 2008 by and between the Company and Executive (the “EPIA”). The rights and obligations of Executive and the Company under the EPIA survive the execution of this Agreement and remain in full force and effect.

12.        Attorneys’ Fees. In the event that either party brings an action to enforce or effect the rights under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its costs and expenses, including costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such action.

13.       Entire Agreement. The undersigned affirm that the terms stated herein constitute the only consideration for their signing this Agreement, that no other promises or agreements of any kind have been made by any person or entity to cause them to execute this Agreement, and that they fully understand the meaning and intent of this Agreement, including, but not limited to, its final and binding effect. This Agreement, together with the Employment Agreement, the Option Agreement(s), the Company’s 2008 Stock Plan, and the EPIA, contains the entire understanding between the parties hereto concerning the subject matter contained herein and supersedes any prior agreements between the parties.

14.        Governing Law and Venue. This Agreement is entered into in the State of Texas, and shall in all respects be interpreted, enforced, and governed by the internal laws of the State of Texas. The venue for resolution of any claims or disputes concerning this Agreement shall be solely in the state or federal courts located in Harris County, Texas. The language of this Agreement shall be construed as a whole, according to its fair meaning, and shall not be construed strictly for or against either of the parties.

15.        Illegal or Invalid Provisions; Waiver. It is expressly understood and agreed that if any term of this Agreement becomes, or is, declared illegal, invalid, unenforceable, or void, then such provision shall be fully severable, and in lieu of such provision, there shall be added automatically, as a part of this Agreement, a provision as similar as may be possible to such provision and still be legal, valid, and enforceable. The remainder of the Agreement shall not be impaired thereby, and the Agreement shall otherwise remain in full force and effect. The terms and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provision hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach by any party of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement

16.      Acknowledgement. Executive acknowledges that Executive is fully aware of all facts with regard to Executive’s rights, including Executive’s rights under the Age Discrimination in Employment Act (“ADEA”). Executive understands and acknowledges that Executive is waiving any and all claims Executive may have against the Company under the ADEA. Executive also understands and acknowledges that Executive is not waiving or releasing claims under the ADEA that may arise after the date of the execution of this Agreement. Executive further understands and acknowledges that Executive was given at least twenty-one (21) days to consider this Agreement and that Executive is only waiving rights in exchange for payments and other consideration in addition to what Executive would otherwise be entitled. Executive acknowledges that this Agreement is a binding, legal document. Executive does not rely upon any representation by the Company in entering into this Agreement except those contained herein. Executive is advised to consult with an attorney prior to signing this Agreement, and by the signature below states that Executive has either had an opportunity to consult with an attorney with respect to this Agreement or freely waived any opportunity to do so.

17.        Revocation. Executive may revoke this Agreement at any time, and for any reason, for a period of seven (7) days following Executive’s signing of the Agreement. Written notice of revocation must be provided to the Company no later than the seventh day following Executive’s execution of this Agreement by delivery of notice of revocation to ____________ (the “Designated Recipient”) at the following address: ________________________. For the revocation to be effective, written notice must be received by the Designated Recipient, no later than on the seventh calendar day after Executive signs this Agreement. The Agreement is not effective or enforceable until expiration of the seven (7) day period without such revocation. However, this Agreement becomes fully effective, valid, and irrevocable if it has not been revoked within the seven-day period immediately following Executive’s signing of the Agreement

18.       General. Executive acknowledges that the consideration recited in this Agreement is adequate to make it final and binding, and is in addition to payments or benefits to which Executive would otherwise be entitled. The Company and Executive agree that the covenants and/or provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement is in writing and is signed by both parties. EXECUTIVE FURTHER STATES THAT EXECUTIVE HAS CAREFULLY READ THE FOREGOING SEPARATION AGREEMENT, THAT EXECUTIVE KNOWS AND UNDERSTANDS THE CONTENTS THEREOF, THAT EXECUTIVE EXECUTES THE SAME AS HIS/HER OWN FREE ACT AND DEED, AND THAT EXECUTIVE EXECUTES THIS SEPARATION AGREEMENT KNOWINGLY AND VOLUNTARILY.

19.       Execution of Agreement. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes.

DELIVERED TO EXECUTIVE ON ____________ ______, ____.

EXECUTIVE HAS TWENTY-ONE (21) DAYS FROM THE DATE SET FORTH ABOVE TO CONSIDER AND EXECUTE THIS AGREEMENT. EXECUTIVE MAY EXECUTE THIS AGREEMENT PRIOR TO THE EXPIRATION OF THIS TWENTY-ONE (21) DAY PERIOD. TO THE EXTENT EXECUTIVE DOES SO, EXECUTIVE IS ACTING OF EXECUTIVE’S OWN FREE WILL AND ACCORD AND FULLY EXECUTING THIS AGREEMENT AT THAT TIME, SUBJECT TO THE SEVEN (7) DAY REVOCATION PERIOD PROVIDED IN PARAGRAPH 17 ABOVE.

ACCEPTED AND AGREED:

Date:
Derek Maetzold

CASTLE BIOSCIENCES, INC.

By:	Date:

Name:

Title:

CASTLE BIOSCIENCES, INC.

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment Agreement”) is entered into as of Feb 15, 2017 (the “Effective Date”) by and between Castle Biosciences, Inc., a Delaware corporation (the “Company”), and Derek Maetzold (“Executive”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

R E C I T A L S

WHEREAS, Parties entered into the AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT on September 20, 2012 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth below in this Amendment Agreement.

A G R E E M E N T

NOW, THEREFORE, the Parties agree as follows:

1.          The Base Salary provided for under Section 3(a) of the Employment Agreement shall be increased from $300,000 per annum to $400,000 per annum and to reduce the Management Bonus Target limit provided for under Section 3(c) of the Employment Agreement from 100% of Base Salary to 50% of Base Salary such that the Executive’s total cash compensation, assuming 100% Management Bonus Target payout, would be the same ($600,000) before and after the amendment set forth in this paragraph 1; provided, however, that should the Base Salary hereafter be reduced below $400,000, then the Management Bonus Target will thereupon be increased so that the annual Base Salary amount as so reduced plus a 100% payout at such increased Management Bonus Target would be equal to $600,000. The foregoing change in Base Salary and Management Bonus Target will be retroactively applied beginning January 1, 2017.

2.          Clause (ii) of Section 8(d) of the Employment Agreement currently reads as follows:

“(ii) Executive and Company delivering, and not revoking, a separation agreement including a general mutual release of claims relating to Executive’s employment in the form of Exhibit B hereto (with blanks completed in accordance with, and otherwise revised as necessary to conform to, the provisions of this Agreement) (as so completed and/or revised, the “Separation Agreement”).”

And, shall be amended and restated to read as follows:

“(ii) Executive and Company delivering, and not revoking, a separation agreement including a general release of claims relating to Executive’s employment in the form of Exhibit B hereto (with blanks completed in accordance with, and otherwise revised as necessary to conform to, the provisions of this Agreement) (as so completed and/or revised, the “Separation Agreement”); provided, however, that Section 7 (Release by Company) shall be deleted from such Separation Agreement and replaced with “7. Intentionally Left Blank” and no such release shall be provided by the Company.”

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3.          Clause (C) of Section 9(a)(i) of the Employment Agreement currently reads as follows:

“(C) continuing severance pay at a rate equal to one-hundred percent (100%) of Executive’s Base Salary, as then in effect, for a period of eighteen (18) months from the date of such termination, to be paid in equal regular installments over twelve (12) months in accordance with the Company’s normal payroll practices (subject to required withholding) and Section 9(b) below;”

And, shall be amended and restated to read as follows:

“(C) continuing severance pay at a rate equal to one-hundred fifty percent (150%) of Executive’s total annual Base Salary, as then in effect, to be paid in equal regular installments over twelve (12) months in accordance with the Company’s normal payroll practices (subject to required withholding) and Section 9(b) below;”

4.          Clause (G) of Section 9(a)(i) of the Employment Agreement currently reads as follows:

“(G) Management Bonus equal to the Executive’s most recent Management Bonus or Management Bonus Target, whichever is greater, for the period through the effective date of termination and for the eighteen (18) month severance pay period, to be paid in equal regular installments over twelve (12) months in accordance with the Company’s normal payroll practices (subject to required withholding) and Section 9(b) below, and”

And, shall be amended and restated to read as follows:

“(G) Management Bonus equal to one-hundred fifty percent (150%) of the Executive’s most recent Management Bonus or Management Bonus Target, whichever is greater, to be paid in equal regular installments over twelve (12) months in accordance with the Company’s normal payroll practices (subject to required withholding) and Section 9(b) below, and”

5.          Clause (C) of Section 9(a)(ii) of the Employment Agreement currently reads as follows:

“(C) continuing severance pay at a rate equal to one-hundred percent (100%) of Executive’s Base Salary, as then in effect (less applicable withholding), for a period of thirty six (36) months from the date of such termination, to be paid in a lump sum after the date of termination in accordance with Section 9(b) below;”

And, shall be amended and restated to read as follows:

“(C) severance pay equal to three hundred percent (300%) of Executive’s Base Salary, as then in effect (less applicable withholding), payable in a lump sum after the date of termination in accordance with Section 9(b) below,”

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6.          Clause (E) of Section 9(a)(ii) of the Employment Agreement currently reads as follows:

“(E) the right to continue health care benefits under COBRA, at Company’s cost, to the extent available by law;”

And, shall be amended and restated to read as follows:

“(E) the right to continue health care benefits under COBRA, at Company’s cost, to the extent available by law, at Company’s cost not to exceed three (3) years;”

7.          Clause (G) of Section 9(a)(ii) of the Employment Agreement currently reads as follows:

“(G) Management Bonus equal to the Executive’s most recent Management Bonus or Management Bonus Target, whichever is greater, for the period through the effective date of termination and for the thirty-six (36) month severance pay period payable in a lump sum after the date of termination in accordance with Section 9(b) below;”

And, shall be amended and restated to read in its entirety as follows:

“(G) Management Bonus equal to the three hundred percent (300%) of Executive’s most recent Management Bonus or Management Bonus Target, whichever is greater, payable in a lump sum after the date of termination in accordance with Section 9(b) below;”

8.          Except as expressly amended above, the Employment Agreement shall continue in full force and effect in accordance with its terms.

[Remainder of page is intentionally blank; Signature page follows]

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IN WITNESS WHEREOF, each of the Parties has executed this Amendment Agreement as of the day and year first above written.

“COMPANY”

Castle Biosciences, Inc.

By:	/s/ Dan Bradbury
Name: Dan Bradbury
Title: Chair of Board of Directors

Address:
2014 San Miguel Drive
Friendswood, Texas 77546

“EXECUTIVE”

/s/ Derek Maetzold
Derek Maetzold

Address:
2014 San Miguel Drive
Friendswood, Texas 77546

CASTLE BIOSCIENCES, INC.
EXECUTIVE EMPLOYMENT AGREEMENT
SIGNATURE PAGE

CASTLE BIOSCIENCES, INC.

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment Agreement”) is entered into as of June 24, 2019 (the “Effective Date”) by and between Castle Biosciences, Inc., a Delaware corporation (the “Company”), and Derek Maetzold (“Executive”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

R E C I T A L S

WHEREAS, the Parties entered into the AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT, effective September 20, 2012, as amended on February 15, 2017 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to further amend the Employment Agreement as set forth below in this Amendment Agreement.

A G R E E M E N T

NOW, THEREFORE, the Parties agree as follows:

1.          The Base Salary provided for under Section 3(a) of the Employment Agreement shall be $445,000 per annum and the Management Bonus Target limit provided for under Section 3(c) of the Employment Agreement shall be 60% of Base Salary; provided, however, that Executive’s Base Salary and Management Bonus Target shall be subject to increase by the Board from time to time in the discretion of the Board.

2.          Clause (C) of Section 9(a)(i) of the Employment Agreement currently reads as follows:

“(C) continuing severance pay at a rate equal to one-hundred fifty percent (150%) of Executive’s total annual Base Salary, as then in effect, to be paid in equal regular installments over twelve (12) months in accordance with the Company’s normal payroll practices (subject to required withholding) and Section 9(b) below;”

and, shall be amended and restated to read in its entirety as follows:

“(C) aggregate severance pay equal to one-hundred fifty percent (150%) of Executive’s total annual Base Salary, as then in effect, payable as follows: (i) fifty percent (50%) of Executive’s total annual Base Salary, as then in effect (less applicable withholdings), shall be payable in a lump sum after the date of termination in accordance with Section 9(b) below; and (ii) the remaining one-hundred percent (100%) of Executive’s total annual Base Salary, as then in effect, shall be payable in equal regular installments over twelve (12) months in accordance with the Company’s normal payroll practices (subject to required withholding) and Section 9(b) below;”

3.          Clause (C) of Section 9(a)(ii) of the Employment Agreement currently reads as follows:

“(C) severance pay equal to three hundred percent (300%) of Executive’s Base Salary, as then in effect (less applicable withholding), payable in a lump sum after the date of termination in accordance with Section 9(b) below;”

and, shall be amended and restated to read in its entirety as follows:

“(C) aggregate severance pay equal to three-hundred percent (300%) of Executive’s total annual Base Salary, as then in effect, payable as follows: (i) two-hundred percent (200%) of Executive’s total annual Base Salary, as then in effect (less applicable withholdings), shall be payable in a lump sum after the date of termination in accordance with Section 9(b) below; and (ii) the remaining one-hundred percent (100%) of Executive’s total annual Base Salary, as then in effect, shall be payable in equal regular installments over twelve (12) months in accordance with the Company’s normal payroll practices (subject to required withholding) and Section 9(b) below;”

4.          A new Section 27 of the Employment Agreement shall be added after Section 26 of the Employment Agreement and shall read in its entirety as follows:

“27. Section 280G.

(a)          Notwithstanding anything in this Agreement to the contrary, if any payment or distribution Executive would receive pursuant to this Agreement or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall cause to be determined, before any amounts of the Payment are paid to Executive, which of the following alternative forms of payment would maximize Executive’s after-tax proceeds: (A) payment in full of the entire amount of the Payment (a “Full Payment”), or (B) payment of only a part of the Payment so that Executive receives that largest Payment possible without being subject to the Excise Tax (a “Reduced Payment”), whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax (all computed at the highest marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment, notwithstanding that all or some portion the Payment may be subject to the Excise Tax.

(b)          If a Reduced Payment is made pursuant to this Section 27, (i) the Payment shall be paid only to the extent permitted under the Reduced Payment alternative, and Executive shall have no rights to any additional payments and/or benefits constituting the Payment, and (ii) reduction in payments and/or benefits will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits payable to Executive.  In the event that acceleration of compensation from Executive’s equity awards is to be reduced, such acceleration of vesting shall be canceled in the reverse order of the date of grant.

(c)          The independent registered public accounting firm engaged by the Company as of the day prior to the effective date of the Change of Control shall make all determinations required to be made under this Section 27.  If the independent registered public accounting firm so engaged by the Company is serving as accountant or auditor for the individual, group or entity effecting the Change of Control, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder.  The Company shall bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder.

(d)          The independent registered public accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within thirty (30) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company.  If the independent registered public accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment.

Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.”

5.          Except as expressly amended above, the Employment Agreement shall continue in full force and effect in accordance with its terms.

[Remainder of page is intentionally blank; Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed this Amendment Agreement as of the day and year first above written.

“COMPANY”

Castle Biosciences, Inc.

By:	/s/ Daniel M. Bradbury
Name: Dan Bradbury
Title: Chair of Board of Directors

Address:
820 S. Friendswood Drive, Suite 201
Friendswood, TX 77546

“EXECUTIVE”

/s/ Derek Maetzold
Derek Maetzold

Address:
820 S. Friendswood Drive, Suite 201
Friendswood, TX 77546

CASTLE BIOSCIENCES, INC.
EXECUTIVE EMPLOYMENT AGREEMENT
SIGNATURE PAGE